UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At the close of business on April 2, 2009, the Rights Agreement, dated as of February 18, 1999, between Varian, Inc. (the “Company”) and First Chicago Trust Company of New York, as amended by the First Amendment to Rights Agreement, dated as of November 2, 2001, and as further amended by the Second Amendment to Rights Agreement, dated as of May 12, 2004, between the Company and EquiServe Trust Company, N.A. (as successor Rights Agent to First Chicago Trust Company of New York) (as so amended, the “Rights Agreement”), expired in accordance with its terms. Under the terms of the Rights Agreement, each of the Company’s stockholders held one preferred stock purchase right (a “Right”) for each share of the Company’s Common Stock held. Upon the expiration of the Rights Agreement, each Right also expired. As of April 2, 2009, when the Rights Agreement and each Right expired, no Rights were eligible to be exercised and none had been exercised through such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President and Chief Financial Officer

Date: April 3, 2009